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                                                                    EXHIBIT 99.1

                                     REMARKS
                           TEXAS GENCO HOLDINGS, INC.
                    1ST QUARTER 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


MARIANNE PAULSEN, DIRECTOR OF INVESTOR RELATIONS FOR BOTH TEXASGENCO AND CENTERPOINT ENERGY.

Thank you very much, Charlene. This is Marianne Paulsen, Director of Investor Relations. I'd like to welcome you to our 1st quarter 2003 earnings conference call for TexasGenco, and thank you for joining us today. Our presenters on the call will be David McClanahan, chairman of Texas Genco and president and CEO of CenterPoint Energy, Gary Whitlock, executive vice president and CFO of both Texas Genco and CenterPoint Energy, and David Tees, president and chief executive officer of Texas Genco. In addition, we have other members of management here who may assist in answering questions following the prepared remarks.

In discussing our results during this call, we will refer to Earnings Before Interest and Taxes, or EBIT, which is a non-GAAP financial measure. We have provided a reconciliation of EBIT to the most comparable GAAP financial measure in the financial statements. This press release is posted to the txgenco.com web site. I also need to remind you that any projections or forward-looking statements made during this call are subject to the cautionary statements on forward looking information in the company's SEC filings.

Before Mr. McClanahan begins, I would like to mention that a replay of this call will be available until 6:00 p.m. Central Time through Thursday, May 1, 2003. To access the replay, please call 1-800-642-1687 and enter the conference ID number 9660771. You can also listen to an online replay of the call via our web site at www.txgenco.com under the investor relations section.

And with that, I would now like to turn it over to David McClanahan. David.

DAVID M. MCCLANAHAN, CHAIRMAN OF TEXAS GENCO AND PRESIDENT AND CEO OF CENTERPOINT ENERGY

Thank you, Marianne. Good morning ladies and gentlemen. Let me also welcome you to Texas Genco's first quarter earnings conference call. Thank you for your interest in the company.

My comments this morning will be brief.



                                                                               1

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                                     REMARKS
                           TEXAS GENCO HOLDINGS, INC.
                    1ST QUARTER 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


Because this is Texas Genco's first earnings call as a publicly traded company and before we discuss its performance for the 1st quarter, I would like to give you a brief background on the company.

Texas Genco became a separate reporting unit of CenterPoint Energy on January 1st of last year, when the Texas retail electric market opened to competition. Texas Genco owns a diverse portfolio of electric generation in Texas totaling over 14,000 MW, with nearly 5,000 MW of low cost, coal, lignite and nuclear baseload capacity and a flexible fleet of gas-fired capacity providing intermediate and peaking service. Texas Genco sells capacity, energy, and ancillary services in the Texas electric market, better known as ERCOT, primarily through capacity auctions. Texas Genco is obligated to auction 15 percent of its capacity under Public Utility Commission of Texas rules and to auction all of its remaining capacity less reserves under a separate agreement with Reliant Resources.

On January 6 of this year, CenterPoint Energy distributed approximately 19 percent of Texas Genco's common stock to its shareholders, with CenterPoint Energy retaining ownership of the remaining 81% of the stock. Texas Genco's common stock trades on the New York Stock Exchange under the symbol TGN. As a reminder, Reliant Resources has an option that may be exercised between January 10 and January 24 of next year to purchase all of CenterPoint Energy's interest in Texas Genco. We know there is considerable interest in whether Reliant Resources will exercise this option but we cannot predict whether they will choose to do so or not.

Let me also remind you of a couple of very positive developments in the first quarter.

We paid our first quarterly dividend on March 20, in the amount of $0.25 per common share. This decision was based upon our long term expectations of earnings and cash flow for Texas Genco. We were very pleased to be in a position to pay this dividend, and I think it makes us somewhat unique among investment choices in the wholesale generation sector.

And more recently, we announced the addition of four new outside directors to our Board: Evans Attwell, Don Campbell, Bob Cruikshank and Pat Hemingway-Hall. All of the new outside directors have impressive credentials, including two with extensive backgrounds in finance and accounting. We also appointed Scott Rozzell, CenterPoint's General Counsel, and Gary Whitlock, CenterPoint's CFO, to the board as well. With these additions, our board now totals eight directors when you include David Tees and myself. We are extremely please with this board which will provide sound governance and accountability for all of Texas Genco's shareholders.



                                                                               2

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                                     REMARKS
                           TEXAS GENCO HOLDINGS, INC.
                    1ST QUARTER 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


Now, let me turn it over to Gary Whitlock for a review of our first quarter performance.

GARY WHITLOCK, EXECUTIVE VICE PRESIDENT AND CFO OF TEXAS GENCO AND CENTERPOINT ENERGY

Thank you David. This morning, Texas Genco reported a net loss from continuing operations of $11 million, or $.14 per diluted share for the first quarter of 2003, compared to a net loss of $35 million or $.43 per share for the same period in 2002.

The improved first quarter performance is primarily attributable to a much-improved pricing environment in ERCOT during the latter part of 2002 continuing into 2003. These improved prices are directly related to increasing natural gas prices, which increase the value of our baseload units at WA Parish, Limestone and the South Texas Project.

While prices were higher and revenues improved, Texas Genco still experienced a net loss in the quarter for two primary reasons. First, Unit 2 of the South Texas Project experienced an extended outage beginning in December, 2002 due to a mechanical failure, causing Texas Genco to operate higher energy cost units to meet its obligations. As you may know, Texas Genco owns a 30.8 percent interest in the South Texas Project, which is a nuclear generating plant consisting of two 1,250 MW units. The unexpected negative margin impact of $23 million attributable to this unplanned outage was the primary driver contributing to the loss in the first quarter. I am happy to report that the unit was restored to full power on March 14. David Tees will discuss the status of Unit 1 in a moment.

Second, the first quarter is typically not a strong quarter under any circumstances due to seasonal effects, such as lower sales volumes and planned maintenance at our generating units.

Non-fuel operating expenses in the first quarter increased by $10 million. A major contributor to this increase was the STP Unit 2 turbine repairs related to the outage. Our capital expenditures declined significantly for the quarter to $40 million compared to $94 million in 2002, as we are in the final stages of our NOx reduction environmental capital program of the past few years.

Before I turn the call over to David Tees, let me put this 1st quarter's results in perspective. First and foremost, increasing revenues contributed to a significant improvement over last year's results. Next, our cash flow at Texas Genco has improved as margins are increasing while capital expenditures are declining. This improved cash flow is consistent with and supportive of our dividend policy allowing us to pay our initial quarterly dividend of $.25 per common share



                                                                               3

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                                     REMARKS
                           TEXAS GENCO HOLDINGS, INC.
                    1ST QUARTER 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


last month. And finally, as you may recall from our overview and earnings guidance webcast back in January of this year (which, by the way, is available on our website under the Investor Relations section), we provided earnings guidance of $1.10 - $1.30 per share, and laid out fairly detailed key assumptions as the basis for that guidance. We have reviewed those assumptions and have concluded that despite the unplanned outage at STP Unit 2 and the uncertainty surrounding Unit 1 that David Tees will discuss in a moment, we see no reason to change and are thus maintaining the $1.10 - $1.30 earnings guidance at this time. Frankly, the key assumptions contemplated some level of unplanned outages during the year, we maintain 1,250 MW of capacity in reserve for unplanned outages and capacity auction revenues secured since January, 2003 are higher than expected.

Now, let me introduce David Tees, Texas Genco's President and CEO, who will take a moment and discuss operations, recent events, and the situation at the South Texas Project.

DAVID TEES, PRESIDENT AND CEO OF TEXAS GENCO

Thank you Gary. The majority of Texas Genco's units operated very reliably and efficiently during the first quarter. This performance points out how well our experienced employees have responded to the demands of operating in an open wholesale market.

During the first quarter, and in particular in February, we faced a significant increase in natural gas prices. In our business, higher gas prices are mostly good news since they increase the value of our baseload unit entitlements for which we have long-term fuel contracts at prices much less than for natural gas.

However, the higher gas prices can be a double-edged sword when a baseload unit is down, as was the case with South Texas Unit 2 in the first quarter and, unfortunately, is now the case with Unit 1. Our job, when this occurs, is to mitigate these higher gas and replacement energy costs. In February, when gas prices increased dramatically during the South Texas Unit 2 outage we switched from burning natural gas in several of our units to burning a lower cost fuel oil which reduced our fuel cost by nearly $6 million compared to having to burn this high-priced gas. This exhibits one of the many advantages of our flexible and diverse operating fleet.

Before discussing the South Texas Unit 1 outage, let me review our recent capacity auctions. We held two important auctions in March for power delivery in May through August of 2003. The first was a PUC auction and the other was a separate Texas Genco auction held in parallel with the PUC auction. Again, pricing was much improved as evidenced by the published prices in the PUC auction of mid to high $20's/kw-month for coal and lignite entitlements, and low



                                                                               4

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                                     REMARKS
                           TEXAS GENCO HOLDINGS, INC.
                    1ST QUARTER 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


$30's/kw-month for nuclear entitlements, compared to prices at approximately half those levels in the PUC auction last year.

Unlike our baseload products, there continued to be a lack of demand for most gas-fired generation in our March auctions. We were able to sell a portion of these products in a separate Texas Genco auction we held in April. As we have previously announced, most of our "mothballed" gas-fired generation will be returned to service by June for operation during the summer months. However, 930 MW will remain in "mothballed" status through November, 2003.

We now have only one more auction for 2003 power delivery, our summer auction, in which we will sell capacity for the September through December time period. We will also hold another Texas Genco auction in May in which we will sell a portion of our baseload capacity for the years 2004 and 2005.

And now let me bring you up to date on the recent outage of Unit 1 at the South Texas Project.

During a routine refueling and maintenance outage in early April, our engineers found a small quantity of residue from reactor cooling water at one location in the Unit 1 reactor containment building. No other residue was found in Unit 1, or in the plant's twin Unit 2 reactor when it was inspected during a refueling outage in the fall of 2002.

Upon discovery of the residue, South Texas officials immediately notified their findings to the Nuclear Regulatory Commission. Our managers and engineers are conferring with industry experts to develop a corrective action plan. The Nuclear Regulatory Commission must approve any corrective action plan before it is implemented.

The unit will remain shut down until any necessary action is completed, and while the unit remains out of service, Texas Genco will meet its existing power sales obligations from other generating units or from purchases we make from third parties. Until inspections are completed and an acceptable corrective action plan has been developed, the Company is unable to predict the economic impact of this outage and when the unit will be returned to service. A protracted outage at Unit 1 could adversely affect the Company's operating results if the cost of replacement power is materially greater than the cost of power produced by South Texas.

Having said this, in order to mitigate the financial impact of forced outages on our generating units, we maintain 750 MW of baseload generation and 500 MW of gas generation as an operating reserve. This baseload generation operates at an energy cost of $16 to $17/MWH, while nuclear generation operates at about $4 to $5/MWH and gas generation is presently at a



                                                                               5

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.

                                     REMARKS
                           TEXAS GENCO HOLDINGS, INC.
                    1ST QUARTER 2003 EARNINGS CONFERENCE CALL
                                 APRIL 24, 2003


market price of $55/MWH. We have developed a preliminary inspection schedule for the repair and return of this unit based on various scenarios, even though there are a myriad of unknowns because this is more prudent than waiting until our inspections have been completed. We anticipate that this unit will return to service in late summer on this very preliminary scheduling.

As a reminder, on our initial overview call in January we pointed out the potential upside and sensitivity to changing gas prices. In fact, improved capacity auction results are exceeding our expectations, which will help offset the negative impacts of this outage. Therefore, as Gary just indicated, we continue to believe that $1.10 to $1.30 earnings per share is the proper earnings guidance at this time.

And with that, I'd like to turn it back over to Marianne.

OK, well thank you, David. And now Charlene, I think we're ready to take some questions. So, could you please instruct the callers?




                                                                               6

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas and other factors discussed in CenterPoint Energy's and Texas Genco's filings with the Securities and Exchange Commission. Information contained in these remarks speaks as of April 24, 2003. The company has not undertaken to update or otherwise revise these remarks subsequent to this date.